UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2017

Cannabis Sativa, Inc.
(Exact name of Registrant as specified in its charter)

Nevada (State or other Jurisdiction of Incorporation or organization)	000-53571 (Commission File Number)	20-1898270 (IRS Employer I.D. No.)

1646 W. Pioneer Blvd., Suite 120
Mesquite, Nevada 89027
Phone: (702) 346-3906
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule l 4a- l 2 under the Exchange Act ( 17 CFR 240. l 4a- l 2)

☐ Pre-commencement communications pursuant to Rule l 4d-2(b) under the Exchange Act (17 CFR 240. l 4d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. l 3e-4(c))

ITEM 5.02 Departure and Appointment of Chief Financial Officer.
Effective January 30, 2017, Catherine Carroll resigned as the Chief Financial Officer of  Cannabis Sativa, Inc. (the "Company").  Effective the same day, Carolyn Merrill was engaged to serve as the Chief Financial Officer for a term of one year.  Her compensation for the year was set at a total of 25,000 shares of common stock together with a cash salary of $3,000 per month.  The stock will be issued in four increments of 6,250 shares with an increment being issued at the end of each three months of service.

Carolyn is a certified public accountant licensed in the states of New York and Arizona.  She has been in public practice for over 25 years and has owned her own business for 14 years.  She has clients who are reporting companies with the Securities and Exchange Commission for whom she does bookkeeping work and financial statement preparation.  Other specialties include helping individuals and small businesses with tax planning, bookkeeping & tax returns.  Her client base includes clients in New York, Arizona, Nevada and Florida.

SIGNATURE PAGE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cannabis Sativa, Inc.

Dated: February 3, 2017	By:	/s/ David Tobias
David Tobias
President